EXHIBIT 99.1

Morgan Stanley

For Immediate Release

MORGAN STANLEY AND CITI LAUNCH JOINT VENTURE TO CREATE
NEW GLOBAL LEADER IN WEALTH MANAGEMENT

Morgan Stanley Smith Barney Is New Industry-Leading Franchise
With Over 18,500 Financial Advisors

Combination of World’s Top Wealth Management Brands Offers Clients Unrivaled Global Platform,
Intellectual Capital and Research Resources

NEW YORK, June 1, 2009 – Morgan Stanley (NYSE: MS) and Citi (NYSE: C) today announced the closing of their Morgan Stanley Smith Barney joint venture, which will create a new global leader in wealth management. Originally targeted for the third quarter of 2009, the closing was achieved ahead of schedule.

As previously announced, Morgan Stanley Smith Barney combines Morgan Stanley’s Global Wealth Management Group with Citi’s Smith Barney in the U.S., Quilter in the UK, and Smith Barney Australia retail units into a new wealth management firm with over 130 years of experience.

Leveraging the combined strengths of two leading global brands in wealth management, the new Morgan Stanley Smith Barney features:

§	Over 18,500 world-class financial advisors, including 33 of the top 100 financial advisors on the Barron’s 2009 “Top Advisors” survey
§	6.8 million client households globally, with a strong presence in the high-net-worth client segment
§	Approximately $14 billion in pro forma net revenues
§	1,000 brokerage locations around the world, including in the U.S., Latin America, Europe/Middle East and Asia

“Morgan Stanley Smith Barney perfectly complements Morgan Stanley’s traditional leadership position in the global institutional markets,” said John Mack, Chairman and CEO of Morgan Stanley. “It is a clear industry leader that will be the premier choice for clients and high-quality financial advisors around the world, who will benefit from an unrivaled global platform, a vast array of products and services and the powerful intellectual capital that both firms bring to this venture.”

“Today’s closing marks another step in the execution of the Citi Holdings strategy. One important goal for Citi Holdings is to optimize the value to Citi shareholders through value-enhancing disposition and combination opportunities. We believe this transaction is consistent with that goal,” said Vikram Pandit, Chief Executive Officer of Citi. “Citi benefits from this transaction by monetizing its investment in its wealth management business, while continuing to benefit from a multi-year earnings stream created by the larger firm.”

Both Morgan Stanley and Citi will access the joint venture for retail distribution and each firm's institutional businesses will continue to execute order flow from the joint venture. At closing, Citi estimates it will recognize a pre-tax gain of approximately $10.9 billion, or approximately $6.6 billion on an after-tax basis, create close to an estimated $7.8 billion of tangible common equity and increase Citi’s Tier 1 capital ratio by approximately 86 basis points on a pro forma basis as of March 31, 2009.

Under the final terms of the agreement, Citi will transfer 100 percent of its Smith Barney, Smith Barney Australia and Quilter retail units for a 49 percent stake in the joint venture and an upfront cash payment of $2.75 billion. Morgan Stanley will transfer 100 percent of its Global Wealth Management business for a 51 percent stake in the joint venture. After year three, Morgan Stanley has the right to increase its stake in the joint venture, although Citi will continue to own a significant stake through at least year five.

The joint venture is expected to create significant value for Morgan Stanley and Citi by achieving cost savings of approximately $1.1 billion after full integration, which will take about two years. These operational efficiencies represent approximately 15 percent of the combined firm’s estimated expense base, excluding financial advisors’ commission compensation.

Offers Clients and High-Quality Financial Advisors New and Innovative Opportunities for Growth

James Gorman, Morgan Stanley Co-President and Chairman of Morgan Stanley Smith Barney, said, “Morgan Stanley Smith Barney’s 18,500 financial advisors are some of the most talented and productive in the industry and include eight of the top 10 advisors ranked by Barron’s magazine. Given the combined resources and global platform at our disposal, we believe Morgan Stanley Smith Barney will become the employer of choice for other leading financial advisors around the world. As we continue to grow, we look forward to offering our clients even greater value through new and exclusive products and services.”

Charles Johnston, President of Morgan Stanley Smith Barney, said, “Now, more than ever, investors need advisors they can trust, and the entire team at Morgan Stanley Smith Barney is ready to help our clients navigate these challenging markets. We are reinventing the wealth management firm to deliver the best advice, superior service and the most innovative financial solutions to every client. Looking ahead from my 20 years at Smith Barney, I’m confident that Morgan Stanley Smith Barney will set the new industry standard for success.”

Other Information

To encourage certain Citigroup employees to join the new joint venture, Citi will fund and Morgan Stanley will make equity grants to such employees to replace the value of certain equity awards they will forfeit in connection with the closing of the joint venture. Awards, which will be made under the “Morgan Stanley 2009 Replacement Equity Incentive Compensation Plan for Morgan Stanley Smith Barney Employees” (the “Equity Plan”), may be made in the form of stock appreciation rights, stock options, restricted stock and restricted stock units and other forms of stock-based awards. Up to five million shares of Morgan Stanley’s common stock may be granted under the Equity Plan (subject to adjustment for certain transactions and changes in corporate structure) to a maximum of 15,000 transferred Citigroup employees. A significant majority of the awards granted under the Equity Plan will be made shortly after today’s closing announcement, although additional awards will be made as certain employees transfer from Citigroup over the next 36 months. Each recipient of an award will become vested in the award in accordance with its terms. The Equity Plan (and the equity awards granted thereunder) was adopted without stockholder approval pursuant to the employment inducement award exception under the New York Stock Exchange Corporate Governance Listing Standards.

About Morgan Stanley

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services. The Firm's employees serve clients worldwide including corporations, governments, institutions and individuals from more than 600 offices in 36 countries. For further information about Morgan Stanley, please visit www.morganstanley.com.

About Citi

Citi, the leading global financial services company, has approximately 200 million customer accounts and does business in more than 140 countries. Through its two operating units, Citicorp and Citi Holdings, Citi provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Additional information may be found at www.citigroup.com or www.citi.com.

Forward-Looking Statements

Statements about the expected effects, timing, benefits, financial and operating results, synergies and cost savings related to the joint venture and all other statements in the press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect current estimates, projections and expectations. Any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Morgan Stanley and Citi (collectively, the “Companies”), including (1) the risks associated with business combinations, (2) the impact of general economic and industry conditions, (3) adverse changes in the stock markets, the public debt markets and other capital markets, including changes in interest rate conditions and the impact of such conditions on the joint venture’s business, (4)

changes in retail investor participation in the markets, (5) capital expenditure requirements, (6) projected synergies and cost savings from the joint venture may be less than expected or may not be realized within the expected time frame, (7) the businesses of the Companies that are contributed to the joint venture may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, (8) operating costs, customer and employee loss and business disruption following the creation of the joint venture, including difficulties in maintaining relationships with employees and customers, (9) U.S. or foreign legislative or regulatory requirements applicable either to the Companies of the joint venture, or changes in such requirements, including changes in trade, tax, monetary and fiscal policies and laws, as well as any changes in bank or broker-dealer regulation, may adversely affect the businesses in which the joint venture is engaged, (10) competition among financial services companies, including with respect to both customers and employees, and its effect on product and service pricing, joint venture operation costs, customer and financial advisor retention, other third-party relationships and revenues, (11) the impact of changes in accounting standards, rules or interpretations, (12) litigation liabilities, including costs, expenses, settlements and judgments which may adversely affect the joint venture or its business and (13) the impact of political conditions in the U.S. and abroad both generally and as they pertain to financial services companies specifically. The actual results or performance and expected synergies of the joint venture could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of either of the Companies or the joint venture. For a discussion of additional risks and uncertainties that may affect the future results of the Companies, please see each of the Companies' periodic reports filed with the Securities and Exchange Commission and available on www.sec.gov.

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Contacts for Citi		Contacts for Morgan Stanley

Media Relations:		Media Relations:
Alex Samuelson	212-559-2791	Jim Wiggins	914-225-6161
		Christy Pollak	914-225-6827

Investor Relations:		Investor Relations:
John Andrews	212-793-2033	Suzanne Charnas	212-761-3043